SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 22, 2006

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

(303) 233-3500

(Registrant’s telephone number)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company appointed Timothy M. Wood, 58, as Interim Chief Financial Officer, effective as of March 22, 2006. Mr. Wood has more than 30 years of executive management experience in finance and strategic planning, with an expertise in restructuring financial operations to support optimal capital structures. He will assist ACT to complete its restructuring initiatives, and will work with the board of directors to find his permanent replacement.

Most recently, Mr. Wood was CFO and Vice-President of Finance, as well as Director of Governance and Compliance for Manitowoc Company, Inc. (NYSE: MTW), an international multi-industry public company generating $1.7 billion annual revenue. From 2000-2002, he was Senior Vice President and CFO of Redem Technologies, Inc., a developer of washcoat solutions for catalytic converters. Prior to 2000, he was Vice President and CFO of Burns International Services Corporation (formerly Borg-Warner Security Corporation, NYSE:BOR), a leading security services company.

A CPA, Mr. Wood was a member of the management group of Peat, Marwick, Mitchell and Co. Past and present professional affiliations include the American Institute of Certified Public Accountants, the Illinois CPA Society, the Financial Executive Institute and the Manufacturers Alliance for Productivity and Innovation.

He has served as director for many boards, including the Misericordia Heart of Mercy, St. Vincent DePaul, the National Kidney Foundation of Illinois and Queen of All Saints Financial Council. He holds a bachelor’s degree in accounting from the University of South Dakota and has participated in the Advanced Management Program at Harvard Business School.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The Exhibit Index following the signature page of this Form 8-K report lists the exhibits that are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.

Date: March 27, 2006	By:	/s/ Gene Warren
Gene Warren Chief Executive Officer

Exhibit Index

No.	Description (All exhibits are filed electronically)

99.1	Press release dated March 27, 2006